EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
The Participants and Administrator of
Ryder System, Inc. Deferred Compensation Plan:
We consent to incorporation by reference in the Registration Statement (No. 333-19515) on Form S-8 of Ryder System, Inc. of our report dated June 15, 2006, relating to the Ryder System, Inc. Deferred Compensation Plan statement of changes in plan equity for the year ended December 31, 2005, which report appears in the December 31, 2007 annual report on Form 11-K of the Ryder System, Inc. Deferred Compensation Plan filed by Ryder System, Inc.
/s/ KPMG LLP
May 22, 2008
Miami, Florida
Certified Public Accountants

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